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Exhibit 5.5

CONSENT

        The undersigned hereby consents to the references to (1) the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by Orezone Resources Inc. under the United States Securities Act of 1933, as amended, in connection with information relating to the technical report on the Essakane Project and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: October 26, 2007

/s/ M. PITTUCK Name: M. Pittuck

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CONSENT